Exhibit 10.56b

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (the “Amendment”), dated April 15, 2008, is entered into by and among MISCOR GROUP, LTD., an Indiana corporation (“MISCOR”), MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation (“MIS”), MARTELL ELECTRIC, LLC, an Indiana limited liability company (“Martell”), HK ENGINE COMPONENTS, LLC, an Indiana limited liability company (“HK”), MAGNETECH POWER SERVICES, LLC, an Indiana limited liability company (“MPS”), IDEAL CONSOLIDATED, INC., an Indiana corporation (“Ideal”), 3-D SERVICE, LTD., an Ohio limited liability company (“3D”), and AMERICAN MOTIVE POWER, INC., a Nevada corporation (“AMP” and together with MISCOR, MIS, Martell, HK, MPS, Ideal and 3D, the “Borrowers” and each a “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.

RECITALS

The Borrowers and the Lender are parties to a Credit and Security Agreement dated January 14, 2008 (the “Credit Agreement”).

The Borrowers have requested that the Lender provide a term advance based on the Borrowers' Equipment and modify certain provisions of the Borrowing Base, which the Lender is willing to do pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.           Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement shall be amended by adding or amending, as applicable, the following definitions:

 “Advance” means a Revolving Advance, the Real Estate Advance, or the Term Advance.

“Borrowing Base” means at any time the lesser of:

(a)           The Maximum Line Amount; or

(b)           Subject to change from time to time in the Lender's sole discretion, the sum of:

(i)           The lesser of (A) the sum of (1) the product of the Accounts Advance Rate times Eligible Accounts of each of MIS, HK, MPS, 3D, Martell, Ideal and AMP, plus (2) the lesser of (x) the product of the Special Accounts Advance Rate times Eligible Progress Accounts of each of Martell and Ideal, or (y) $2,000,000, or (B) $13,750,000, less

(ii)           The Borrowing Base Reserve, less

(iii)           The Personal Property Tax Reserve, less

(iv)           The Real Estate Tax Reserve, less

(v)           The Landlord Reserve, less

(vi)           Indebtedness that any Borrower owes to the Lender that has not yet been advanced on the Revolving Note, including, without limitation, the L/C Amount, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of each Borrower's credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to any Borrower by Lender that is not described in Article II of this Agreement.

“'Eligible Progress Accounts” means, as to each of Martell or Ideal, all unpaid Accounts of such Borrower which constitute progress billings, but which otherwise meet the eligibility requirements for Eligible Accounts other than the provisions of part (iii) of the definition of Eligible Accounts.

“First Amendment” means that certain First Amendment to Credit and Security Agreement dated April 15, 2008 among MISCOR, MIS, Martell, HK, MPS, Ideal, 3D and AMP and the Lender.

“Landlord Reserve” means, as of any date of determination, an amount equal to up to three (3) times the aggregate monthly rental for those leased Premises of the Borrowers for which the Lender has not received a Landlord Disclaimer and Consent or similar agreement in form and content acceptable to the Lender.

“Loan Documents” means this Agreement, the Revolving Note, the Real Estate Note, the Term Note, each Guaranty, each Subordination Agreement, each L/C Application, each Standby Letter of Credit Agreement and the Security Documents, together with every other agreement, note, document, contract or instrument to which any Borrower now or in the future may be a party and which is required by the Lender.

“Net Forced Liquidation Value” means a professional opinion of the estimated most probable net cash proceeds which could typically be realized at a properly advertised and conducted public auction sale without reserve, held under forced sale conditions and under economic trends current within sixty (60) days of the appraisal. The opinion may consider physical location, difficulty of removal, adaptability, specialization, marketability, physical condition, overall appearance and psychological appeal.

“Note” means the Revolving Note, the Real Estate Note, or the Term Note and “Notes” means the Revolving Note, the Real Estate Note and the Term Note.

 “Special Accounts Advance Rate” means up to forty percent (40%), or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time, including, without limitation, in the event the Borrowers hereafter request that the Lender make Advances based on Inventory.

 “Term Advance” is defined in Section 2.17.

 “Term Note” means the Borrowers' promissory note, payable to the order of the Lender in substantially the form of Exhibit A to the First Amendment, as same may be renewed and amended from time to time, and all replacements thereto.

In addition to the foregoing, part (iii) of the definition of “Eligible Accounts” shall be amended to read as follows:

(iii)           That portion of Accounts not yet earned by the final delivery of goods by such Borrower to the account debtor, or that portion of Accounts not yet earned by the final rendition of services by such Borrower to the account debtor;

2.           Amendment of Sections 2.8(h) and 2.8(i). Section 2.8(h) and 2.8(i) of the Credit Agreement shall be amended to read as follows:

(h)           Prepayment Fees. The Borrowers may prepay the principal amount of the Real Estate Note or the Term Note at any time, whether voluntarily or by acceleration, subject to the payment of fees as follows: If the Real Estate Note or the Term Note is prepaid for any reason, the Borrowers shall pay to the Lender a prepayment fee in an amount equal to (i) two percent (2.0%) of the amount prepaid, if prepayment occurs on or before the first anniversary of the Funding Date; (ii) one percent (1.0%) of the amount prepaid, if prepayment occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) one half percent (.50%) of the amount prepaid, if prepayment occurs after the second anniversary of the Funding Date.

The Borrowers acknowledge that prepayment may result in Lender incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. The Borrowers therefore agree to pay the above-described prepayment fee and agree that said prepayment fee represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of the Lender.

(i)           Contracted Funds Breakage Fees. The Borrowers may prepay the principal amount of any Note at any time, whether voluntarily or by acceleration, provided, however, that if the principal amount of any LIBOR Advance is prepaid, the Borrowers shall pay to the Lender immediately upon demand a contracted funds breakage fee equal to the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Interest Period matures, calculated as follows for each such month:

(i)
Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the applicable Interest Period.

(ii)
Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Interest Period at LIBOR in effect on the date of prepayment for new loans made for such term in a principal amount equal to the amount prepaid.

(iii)	If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

The Borrower acknowledges that a prepayment of any of the Revolving Note, the Real Estate Note or the Term Note may result in the Lender incurring additional costs, expenses or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses or liabilities. The Borrower therefore agrees to pay the above-described contracted funds breakage fee and agrees that this fee represents a reasonable estimate of the contracted funds breakage costs, and any expenses or liabilities of the Lender.

3.           Addition of Section 2.17 and Section 2.18. A new Section 2.17 and a new Section 2.18 shall be added to the Agreement to read as follows:

Section 2.17 Term Advance.

(a)           The Lender agrees, subject to the terms and conditions of this Agreement, to make a single advance to the Borrowers on the date the conditions in Paragraph 6 of the First Amendment and the applicable conditions of Section 4.1 hereof have been satisfied (the “Term Advance”) in the amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Borrowers' joint and several obligation to pay the Term Advance shall be evidenced by the Term Note and shall be secured by the Collateral as provided in Article III and the Mortgage.

(b)           Upon fulfillment of the applicable conditions set forth herein, the Lender shall disburse the proceeds of the Term Advance in the manner specified in Section 2.2(d).

Section 2.18 Payment of Term Note. The outstanding principal balance of the Term Note shall be due and payable as follows:

(a)           In equal monthly installments of Thirty One Thousand Two Hundred Fifty Dollars ($31,250), beginning on June 1, 2008, and on the 1st day of each month thereafter prior to the funding of the Real Estate Advance; and

(b)           Upon the funding of the Real Estate Advance, an additional installment of Five Hundred Thousand Dollars ($500,000), and thereafter in equal monthly installments of Twenty Thousand Eight Hundred Thirty Three Dollars ($20,833), beginning on the 1st day of the first month following the funding of the Real Estate Advance, and continuing on the 1st day of each month thereafter; and

(c)           If the Lender at any time obtains an appraisal of the Borrowers' Equipment the value of which was used to determine the amount of the Term Advance (the “subject Equipment”) as permitted under Section 6.9(d) herein, and the appraisal shows the aggregate outstanding principal balance of the Term Note to exceed one hundred percent (100%) of the Net Forced Liquidation Value of the subject Equipment, then the Borrowers, upon demand by the Lender, shall in the Lender's discretion either make additional monthly principal payments in an amount equal to the amount of such excess divided by twelve (12) months, or immediately prepay the Term Note in the amount of such excess, in each case together with any prepayment or contracted funds breakage fee due pursuant to Section 2.8.

(c)           All prepayments of principal with respect to the Term Note shall be applied to the most remote principal installment or installments then unpaid.

(d)           On the Termination Date, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

4.           Amendment of Section 7.1(a). Section 7.1(a) of the Agreement shall be amended to read as follows:

(a)    Default in the payment of the Revolving Note, the Real Estate Note, the Term Note, or any Obligation of Reimbursement, or any default with respect to any other Indebtedness due from Borrowers to Lender as such Indebtedness becomes due and payable;

5.           No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

6.           Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)    The “Term Note; in the form attached hereto as Exhibit A, duly executed by the Borrowers.

(b)    A First Amendment to Real Estate Mortgage, Security Agreement and Assignment of Leases and Rents by MIS in favor of the Lender, duly executed by MIS (the “Mortgage Amendment”).

(c)    With Respect to each Borrower, a Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the directors of the Borrower approving the execution and delivery of this Amendment and the Term Note, (ii) the fact that the Constituent Documents of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary effective December 14, 2007, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been previously certified to the Lender as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and the Term Note and all other documents, agreements and certificates on behalf of the Borrower.

(d)    Such other matters as the Lender may require.

7.           Representations and Warranties. Each Borrower (as to such Borrower) hereby represents and warrants to the Lender as follows:

(a)    The Borrower has all requisite power and authority to execute. this Amendment, the Term Note, the Mortgage Amendment (as to MIS only) and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment, the Term Note, the Mortgage Amendment (as to MIS only) and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

(b)    The execution, delivery and performance by the Borrower of this Amendment, the Term Note, the Mortgage Amendment (as to MIS only) and any other agreements or instruments required hereunder have been duly authorized by all necessary action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the Constituent Documents of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

8.           References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby, and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

9.           No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

10.           Release. Each Borrower hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.           Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

12.           Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

Signatures appear on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL, ASSOCIATION		MISCOR GROUP, LTD

By:	/s/ Ronald H. Yandry	By:	/s/ John A. Martell
	Ronald H. Yandry, Vice President		John A. Martell, Chief Executive Officer

MAGNETECH INDUSTRIAL SERVICES,		MARTELL ELECTRIC, LLC
INC.

By:	/s/ John A. Martell	By:	/s/ John A. Martell
	John A. Martell, Chief Executive Officer		John A. Martell, Chief Executive Officer

HK ENGINE COMPONENTS, LLC		MAGNETECH POWER SERVICES, LLC

By:	/s/ John A. Martell	By:	/s/ John A. Martell
	John A. Martell, Chief Executive Officer		John A. Martell, Chief Executive Officer

IDEAL CONSOLIDATED, INC.		3-D SERVICE, LTD.

By:	/s/ John A. Martell	By:	/s/ John A. Martell
	John A. Martell, Chief Executive Officer		John A. Martell, Chief Executive Officer

AMERICAN MOTIVE POWER, INC.
By:	/s/ John A. Martell
John A. Martell, Chief Executive Officer

Exhibit B to Credit and Security Agreement

TERM NOTE

$1,500,000.00	April ____, 2008

For value received, the undersigned, MISCOR GROUP, LTD., an Indiana corporation (“MISCOR”), MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation (“MIS”), MARTELL ELECTRIC, LLC, an Indiana limited liability company (“Martell”), HK ENGINE COMPONENTS, LLC, an Indiana limited liability company (“HK”), MAGNETECH POWER SERVICES, LLC, an Indiana limited liability company (“MPS”) and IDEAL CONSOLIDATED, INC., an Indiana corporation (“Ideal”), 3-D SERVICE, LTD., an Ohio limited liability company (“3D”) and AMERICAN MOTIVE POWER, INC., a Nevada corporation (“AMP” and together with MISCOR, MIS, Martell, HK, MPS, Ideal and 3D, the “Borrowers” and each a “Borrower”), hereby jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division, on the Termination Date set forth in the Credit and Security Agreement dated January 14, 2008, as amended, that was entered into by the Lender and the Borrowers (as amended from time to time, the “Credit Agreement”), at Lender's office located at Milwaukee, Wisconsin, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) or the aggregate unpaid principal amount of the Term Advance made by the Lender to the Borrowers under the Credit Agreement together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Term Note is fully paid at the rate from time to time in effect under the Credit Agreement.

This Term Note is the Term Note referred to in the Credit Agreement, and is subject to the terms of, the Credit Agreement, which provides, among other things, for acceleration hereof. Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Term Note may be prepaid only in accordance with the terms of the Credit Agreement. This Term Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Term Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

MISCOR GROUP, LTD.

By:	/s/ John A. Martell
Name: John A. Martell
Its: Chief Executive Officer

MAGNETECH INDUSTRIAL SERVICES, INC.

By:	/s/ John A. Martell
Name: John A. Martell
Its: Chief Executive Officer

MARTELL ELECTRIC, LLC

By:	/s/ John A. Martell

Name: John A. Martell
Its: Chief Executive Officer

HK ENGINE COMPONENTS, LLC

By:	/s/ John A. Martell
Name: John A. Martell
Its: Chief Executive Officer

MAGNETECH POWER SERVICES, LLC

By:	/s/ John A. Martell
Name: John A. Martell
Its: Chief Executive Officer

IDEAL CONSOLIDATED, INC.

By:	/s/ John A. Martell
Name: John A. Martell
Its: Chief Executive Officer

3-D SERVICE, LTD.

By:	/s/ John A. Martell
Name: John A. Martell
Its: Chief Executive Officer

AMERICAN MOTIVE POWER, INC.

By:	/s/ John A. Martell
Name: John A. Martell
Its: Chief Executive Officer